Exhibit 10.1

First Amendment

to the

Phillips 66 Key Employee Change in Control Severance Plan

Effective October 2, 2015

The Phillips 66 Key Employee Change in Control Severance Plan, as amended and restated effective as of July 11, 2012 (Plan) is further amended effective October 2, 2015 as provided below:

1. Section 2.4 is amended and restated in its entirety to provide as follows:

"2.4 Each Severed Employee shall immediately become fully vested in all outstanding equity awards which shall not thereafter be forfeitable for any reason (except that options shall expire and be cancelled ten years from the date of their grant). Any options granted to the Severed Employee shall be exercisable at the times set forth in the applicable award documents. Each such option shall remain outstanding until ten years from the date of grant, notwithstanding any provision of the option grant or any plan under which the option may have been granted to the contrary. The date of distribution of any stock or other value from such awards shall be as set forth in the applicable terms and conditions of the award."